Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday, August 20, 2014

Media General and LIN Media Announce Agreements to Divest Television Stations in Five Markets

Media General has entered into definitive agreements with multiple buyers to divest certain of its and LIN Media’s television stations in five markets in order to address regulatory considerations related to the business combination of Media General and LIN Media.

Media General has agreed to acquire two stations in Colorado Springs and one station in Tampa from Sinclair Broadcast Group.

RICHMOND, VA – Media General, Inc. (NYSE: MEG) and LIN Media LLC (NYSE: LIN), both local broadcast television and digital media companies, today announced definitive agreements to divest television stations in five markets. The divestitures are designed to comply with regulatory rules as the two companies seek to obtain approval for the business combination that they announced on March 21, 2014.

The closing of the pending transaction is conditioned on the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and receipt from the Federal Communications Commission of consent to the transfer of control of broadcast licensee subsidiaries of Media General and LIN Media in connection with the transaction. Regulatory authorities will require the divestiture of stations in the following markets to comply with applicable law: Birmingham, AL; Providence, RI-New Bedford, MA; Mobile, AL-Pensacola, FL; Green Bay-Appleton, WI; and Savannah, GA. The companies believe that no other market divestitures will be required.

Transaction Details

In agreements with Sinclair Broadcast Group, Media General will acquire Sinclair’s FOX and CW affiliates in the Colorado Springs-Pueblo, CO market (KXRM-TV and KXTU-LD, respectively) and Sinclair’s MyNetworkTV affiliate in the Tampa-St. Petersburg-Sarasota, FL market (WTTA-TV). Sinclair will acquire Media General’s NBC affiliate in the Providence, RI-New Bedford, MA market (WJAR-TV) and LIN Media’s FOX and CW affiliates in the Green Bay-Appleton, WI market (WLUK-TV and WCWF-TV, respectively). Sinclair will also acquire certain assets of WTGS-TV, the FOX affiliate in the Savannah, GA market, and the rights to acquire the principal assets of WTGS-TV from WTGS Television, LLC.

Hearst Corporation will acquire Media General’s NBC affiliate in the Birmingham, AL market (WVTM-TV) and LIN Media’s ABC affiliate in the Savannah, GA market (WJCL-TV).

Meredith Corporation will acquire LIN Media’s FOX affiliate in the Mobile, AL-Pensacola, FL market (WALA-TV).

“We’re pleased to announce this divestiture plan, which we believe should clear the way for our business combination with LIN Media to move forward in the regulatory approval process,” said George L. Mahoney, President and Chief Executive Officer of Media General. “Additionally, the purchase of the MyNetworkTV station in Tampa provides us with the opportunity to increase share in Media General’s second largest market. Also, the addition of the FOX and CW affiliates in Colorado Springs marks the first time we will have a television station in Colorado. The stations being divested are strong performers. We are proud of the work that they have done, and we wish the employees at these stations all the best as they transition to new ownership,” said Mr. Mahoney.

Vincent L. Sadusky, President and Chief Executive Officer of LIN Media, said, “The divestiture plan is an important milestone that positions us well with regulatory authorities. We are pleased with the consideration we will receive for these terrific stations and plan to use the net proceeds to reduce debt. The addition of stations in Tampa and Colorado Springs will further diversify and strengthen the combined company’s portfolio as well as provide opportunities to expand our digital business. I am more confident than ever that the combination of Media General and LIN Media, two highly respected broadcasters with superior television and digital assets, creates maximum value for shareholders.” Mr. Sadusky will become the President and CEO of the combined company following the completion of the transaction.

Additional Transaction Details

Media General will structure the transactions, along with its previously announced purchase of WHTM-TV in Harrisburg, PA, to maximize tax efficiencies. The stations to be acquired, including WHTM, have a combined Broadcast Cash Flow of approximately $21 million, based on 2013/2014 averages. The stations to be divested have a combined Broadcast Cash Flow of approximately $37 million, based on 2013/2014 averages. Gross proceeds for all stations to be divested will be approximately $360 million. The aggregate purchase price for the stations to be acquired, including WHTM, will be approximately $177 million. Net proceeds, after taxes and expenses, are expected to be in the range of $140 million to $160 million and will be used to reduce Media General’s debt after the closing of the merger. The divestitures and acquisitions are contingent upon regulatory and other customary approvals and upon the completion of the transaction, except for Media General’s previously announced purchase of WHTM, which is expected to close in the third quarter of 2014. Media General and LIN Media continue to expect that the business combination will be completed in early 2015.

Upon the closing of the transaction and these divestitures and acquisitions, including WHTM, the combined Media General and LIN Media will own and operate or service 71 stations across 48 markets, reaching 27.6 million or 24% of U.S. television households. The companies continue to expect to realize combination run-rate synergies of $70 million in three years with approximately one-half of that amount realized by the end of the first year following the completion of the transaction.

Moelis & Company LLC served as the exclusive financial advisor to Media General in connection with the divestitures and acquisitions. LIN Media utilized the Minority Media and Telecommunications Council’s brokerage services. Fried Frank Harris Shriver & Jacobson LLP and Pillsbury Winthrop Shaw Pittman LLP served as legal counsel to Media General.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Media General or LIN Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed merger or the proposed purchases and sales will occur as currently contemplated, or at all, or that the expected benefits from the merger will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the merger, including timing, receipt of, and conditions to obtaining regulatory approvals, timing and receipt of approval by the shareholders of Media General and LIN Media, the respective parties’ performance of their obligations under the merger agreement, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Media General’s and LIN Media’s ability to promptly and effectively integrate the businesses of the two companies, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General and LIN Media, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Media General and LIN Media’s respective Annual Reports on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q and in the Registration Statement on Form S-4 and the related joint proxy statement/prospectus with respect to the merger, and the included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors could also have material adverse effects on Media General’s or LIN Media’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Media General and LIN Media undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

This communication is not a solicitation of a proxy from any shareholder of Media General, Inc. (“Media General”) or LIN Media LLC (“LIN Media”). In connection with the Agreement and Plan of Merger by and among Media General, Mercury New Holdco, Inc., (“Media General Holdings”), LIN Media and the other parties thereto (the “Merger”), as amended, Media General Holdings has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 (the "Form S-4") that includes a joint proxy statement/prospectus that has been filed with the SEC by Media General and LIN Media. Media General Holdings, Media General and LIN Media intend to file supplemental materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT MEDIA GENERAL, LIN MEDIA, MEDIA GENERAL HOLDINGS AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and the supplemental materials (when they become available), and any other documents filed by Media General, Media General Holdings and LIN Media with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Media General and Media General Holdings may also be obtained for free from Media General’s Investor Relations web site (http://www.mediageneral.com/investor/index.htm) or by directing a request to Media General’s Investor Relations contact, Lou Anne J. Nabhan, Vice President, Corporate Communications, at (804) 887-5120.

Media General and LIN Media and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Media General or LIN Media in connection with the Merger. Information about Media General’s directors and executive officers is available in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that has been filed with the SEC

About Media General

Media General, Inc. is a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in strong markets across the U.S. The company currently owns or operates 31 network-affiliated broadcast television stations and their associated digital media and mobile platforms, in 28 markets. These stations reach 16.5 million or 14% of U.S. TV households. Sixteen of the 31 stations are located in the top 75 designated market areas. Media General first entered the local television business in 1955 when it launched WFLA in Tampa, Florida as an NBC affiliate. The company subsequently expanded its station portfolio through acquisition. In November 2013, Media General and Young Broadcasting merged, combining Media General’s 18 stations and Young’s 13 stations. Media General’s company website can be accessed at www.mediageneral.com.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, and a diverse portfolio of websites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens. LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. The Company’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media LLC trades on the NYSE under the symbol “LIN”. The Company regularly uses its website as a key source of Company information and can be accessed at www.linmedia.com.

Contacts

For Media General:

Lou Anne J. Nabhan

Vice President, Corporate Communications

804-887-5120

lnabhan@mediageneral.com

For LIN Media:

Courtney Guertin

Corporate Communications

401-457-9501

courtney.guertin@linmedia.com

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